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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2005

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                    001-09097                        31-1095548
(State or other jurisdiction    (Commission File No.)      (IRS Employer Identification No.)
    of incorporation)

             2875 Needmore Road, Dayton, Ohio                 45414
        (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.

         On October 14, 2005, Rex Investment, LLC, a majority owned subsidiary of REX Stores Corporation (the "Company"), sold its 9.375% limited partnership interest in Somerset SynFuel, L.P. effective October 1, 2005. Somerset SynFuel, L.P. owns two facilities that produce synthetic fuel which qualifies for tax credits under Section 29 of the Internal Revenue Code. The Company received $1,325,000 at closing and expects to receive cash payments from the sale on a quarterly basis through 2007 (or such later date as qualified production qualifies for Section 29 tax credits) equal to 90% of the federal income tax credits attributable to the interest sold. Because the purchase price is based on the value of tax credits generated, it is subject to production levels and to possible reduction or elimination to the extent the credit is limited due to the average wellhead price per barrel for unregulated domestic crude oil for the year exceeding certain threshold or phase-out levels. The Company is obligated to pay an 11.1% commission on sale proceeds received. With the sale, the Company has divested itself of all ownership interests in facilities that produce synthetic fuel which qualifies for Section 29 tax credits.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         REX STORES CORPORATION



Date: October 18, 2005               By: /s/ DOUGLAS L. BRUGGEMAN
                                         ------------------------
                                         Name:    Douglas L. Bruggeman
                                         Title:   Vice President-Finance,
                                                  Chief Financial Officer and
                                                  Treasurer




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